CLINIGENCE HOLDINGS announces the SIGNING OF A BINDING LETTER OF INTENT

TO ACQUIRE PROCARE HEALTH

FT. LAUDERDALE, FL − (PRNewswire) – May 21, 2021 – Clinigence Holdings, Inc. (“Clinigence” or the “Company”) (OTC: CLNH), one of the nation’s leading technology-enabled, risk-bearing population health management companies, today announced that it has signed a binding letter of intent (“LOI”) to acquire ProCare Health, Inc. (“ProCare”).

Based in Garden Grove, California and founded in 2011, ProCare is a leading management services organization (“MSO”) that currently provides services for four independent physician associations (“IPAs”) in Southern and Northern California. MSOs are business organizations that provide the necessary administrative infrastructure and technology for risk-bearing IPAs to function successfully in their relationships with contracted payors and regulatory agencies. MSOs enable physician organizations to succeed in the assumption of financial and population risk, to improve the organization’s performance in care delivery and to provide actionable data analytics. ProCare provides claims administration, compliance, credentialing, quality management, utilization management, contracting, provider relations, member services, care management, coding optimization and financial reporting services, among other services.

Under the terms of the LOI, Clinigence will issue 759,000 newly-issued shares of common stock to the equity holders of ProCare at closing in exchange for 100% of the outstanding equity securities of ProCare. Additionally, an earnout structure has been put in place to reward ProCare with any new MSO contracts in the future. The transaction is expected to close within the next 4-6 weeks.

“We are excited to announce the proposed acquisition of ProCare Health,” stated Warren Hosseinion, M.D., Chairman and Chief Executive Officer. “By bringing our distinctive MSO, clinical management and technology solutions together, we expect to improve the health of our patients, improve utilization metrics and optimize financial outcomes.”

About Clinigence Holdings, Inc.

Clinigence Holdings is a leading technology-enabled, risk-bearing population health management company. The Company includes an advanced, cloud-based platform that enables healthcare organizations to provide value-based care and population health management. The Clinigence platform aggregates clinical and claims data across multiple settings, information systems and sources to create a holistic view of each patient and provider and virtually unlimited insights into patient populations. The Company also owns and operates a provider network of 141 primary care physicians and over 600 specialists in Los Angeles, California with 22,000 patients and has an investment in an accountable healthcare organization (“ACO”) in South Florida with 15,600 Medicare patients through a network of 65 providers. For more information, please visit www.clinigencehealth.com. Information on our website does not comprise a part of this press release.

Safe Harbor:

Certain statements and information included in this press release constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Act of 1995. When used in this press release, the words or phrases "will likely result," "expected to," "will continue," "anticipated," "estimate," "projected," "intend," “goal,” or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks, known and unknown, and uncertainties, including but not limited to, economic conditions, dependence on management, dilution to shareholders, lack of capital, changes in laws or regulations, the effects of rapid growth upon the Company and the ability of management to effectively respond to the growth, demand for products and services of the Company, newly developing technologies, its ability to compete, conflicts of interest in related party transactions, regulatory matters, protection of technology, lack of industry standards, the effects of competition, the inability of the Company to obtain or maintain the listing of the post-acquisition company’s ordinary shares on Nasdaq following the Merger, and the ability of the Company to obtain additional financing. Such factors could materially adversely affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed within this press release.

FOR ADDITIONAL INFORMATION:

Clinigence Holdings, Inc.

Mike Bowen

Chief Financial Officer

Via email at mike.bowen@ahahealthcare.net